 Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ALAN J. LACY, JEFFREY N. BOYER, and GLENN R. RICHTER with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to annual reports on Form 10-K, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Company or as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to annual reports on Form 10-K or any amendment or papers supplemental thereto, and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this 14th day of March, 2001.

NAME	TITLE
/s/ Alan J. Lacy Alan J. Lacy	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
/s/ Jeffrey N. Boyer Jeffrey N. Boyer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Glenn R. Richter Glenn R. Richter	Vice President and Controller (Principal Accounting Officer)
/s/ Hall Adams Jr. Hall Adams, Jr.	Director
/s/ Brenda C. Barnes Brenda C. Barnes	Director
/s/ Warren L Batts Warren L. Batts	Director
/s/James R Cantalupo James R. Cantalupo	Director
/s/ W. James Farrell W. James Farrell	Director
/s/ Michael A. Miles Michael A. Miles	Director
/s/ Hugh B Price Hugh B. Price	Director
/s/ Dorothy A Terrell Dorothy A. Terrell	Director